                              OFFER TO EXCHANGE
                    EACH OUTSTANDING SHARE OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                      OF

                              DIME BANCORP, INC.
                                     FOR
                       0.9302 SHARES OF COMMON STOCK OF

                       NORTH FORK BANCORPORATION, INC.
                     AND $2.00 NET TO THE SELLER IN CASH

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON FRIDAY, APRIL 14, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                March 14, 2000

To Our Clients:

   Enclosed for your consideration are the Prospectus, dated March 14, 2000, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by North Fork Bancorporation, Inc., a Delaware corporation ("North Fork"), to exchange 0.9302 shares of North Fork common stock, par value $0.01 per share (the "North Fork Common Stock"), and $2.00 net in cash for each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Dime Shares"), of Dime Bancorp, Inc., a Delaware corporation ("Dime"). We are the holder of record of Dime Shares held for your account. A tender of such Dime Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Dime Shares held by us for your account.

   We request instructions as to whether you wish us to tender any or all of the Dime Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is invited to the following:

   1. The consideration per Dime Share is 0.9302 North Fork Common Shares and $2.00 net to you in cash without interest.

   2. The Offer is being made for all outstanding Dime Shares.

   3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, April 14, 2000, unless the Offer is extended.

   4. The Offer is subject to various conditions set forth in the Prospectus, which you should review in detail.

   5. Any stock transfer taxes applicable to the sale of Dime Shares to North Fork pursuant to the Offer will be paid by North Fork, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

   Except as disclosed in the Prospectus, North Fork is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of North Fork by Sandler O'Neill & Partners, L.P. and Salomon Smith Barney, the Co-Dealer Managers for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of your Dime Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Dime Shares, all such Dime Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                       INSTRUCTIONS WITH RESPECT TO THE
                              OFFER TO EXCHANGE
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                              DIME BANCORP, INC.
                                     FOR
                       0.9302 SHARES OF COMMON STOCK OF
                       NORTH FORK BANCORPORATION, INC.
                     AND $2.00 NET TO THE SELLER IN CASH

   The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated March 14, 2000 and the related Letter of Transmittal in connection with the Offer by North Fork Bancorporation, Inc., a Delaware corporation, to exchange 0.9302 shares of North Fork common stock, par value $0.01 per share (the "North Fork Common Stock"), and $2.00 net in cash for each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and together with the Common Stock, the "Dime Shares"), of Dime Bancorp, Inc., a Delaware corporation.

   This will instruct you to tender the number of Dime Shares indicated below (or if no number is indicated below, all Dime Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Dime Shares to be Tendered:*     Shares
Dated:, 2000

                                            ---------------------------------

                                            ---------------------------------
                                                       Signature(s)

                                            ---------------------------------
                                                       Print Name(s)

                                            ---------------------------------

                                            ---------------------------------
                                                        Address(es)

                                            ---------------------------------
                                              Area Code and Telephone Number

                                            ---------------------------------
                                             Tax ID or Social Security Number

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* Unless otherwise indicated, it will be assumed that all Dime Shares held by us for your account are to be tendered.

                   PLEASE RETURN THIS FORM TO THE BROKERAGE
                        FIRM MAINTAINING YOUR ACCOUNT

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